                                                                   Exhibit 10.27

CONFIDENTIAL TREATMENT                       **Confidential treatment has been
HAS BEEN REQUESTED FOR                       requested with respect to the
CERTAIN PORTIONS OF THIS                     information contained within the
DOCUMENT                                     "[**]" markings.  Such marked
                                             portions have been omitted from
                                             this filing and have been filed
                                             separately with the Securities and
                                             Exchange Commission


                       Services and Promotion Agreement

          This Services and Promotion Agreement (this "Agreement") is made as of December 22, 1999 (the "Effective Date"), by and between Snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball") and Riffage.com, Inc., a Delaware corporation with principal offices at 4301 Hillview Avenue, Building B, Suite 101, Palo Alto, CA 94304 ("Riffage").

                                  Background

          Snowball owns and operates a network of sites on the World Wide Web, including four hub sites located at IGN.com ("IGN"), Chickclick.com ("Chickclick"), PowerStudents.com ("PS") and InsideGuide.com ("IS") (individually, a "Snowball Site" and collectively, the "Snowball Sites"). The Snowball Sites connect to a network of affiliates sites (the "Affiliate Sites") operated by Snowball's affiliates (collectively, "Snowball Affiliates") to provide a greater breadth and depth of entertainment content. The Snowball Sites and the Affiliate Sites are sometimes referred to, collectively, in this Agreement as the "Snowball Network."

          Riffage, among other things, provides a music service that allows users to search for music and artists, receive personalized music recommendations, rate and review songs and playlists, create their own music files and playlists and share them with other users of the service (the "Riffage Service"). Riffage currently provides the Riffage Service through its World Wide Web site located at www.riffage.com (the "Riffage Site").

          Riffage wishes to provide the Riffage Service to users of the Snowball Sites. Snowball wishes to have Riffage provide the Riffage Service to its users, subject to the terms and conditions of this Agreement.

          Now Therefore, the parties agree as follows:

          1.  Riffage Service.
              ---------------

              (a) Provision of Service.  Each Snowball User of a Snowball Site
                  --------------------
(each, a "Snowball User") will be provided access, at no charge, to a personal Riffage Service account (each, a "Service Account"). Subject to the provisions of Section 9 (User Data), when a Snowball User activates its Service Account, Snowball will provide Riffage with certain data concerning such Snowball User (to the extent provided by the Snowball User) as further described in Exhibit A
                                                                      ---------
(the "Registration Data") to enable Riffage to provide the Riffage Service. Upon receipt of the Registration Data, Riffage will immediately activate the Service Account for the applicable Snowball User. Riffage shall provide the Riffage Service to all Snowball Users who activate their Service Accounts throughout the term of this Agreement. Snowball Users who activate their Service Accounts are referred to in this Agreement as "Registered Users." Snowball acknowledges that the use of Service Accounts by Registered Users will be subject to Riffage's standard terms of service

(including its privacy policy); provided that, [**]. Riffage will prepared to implement the Riffage Service on at least one Snowball Site within [**] days of the Effective Date and on all of the remaining Snowball Sites within [**] days of the Effective Date. The specific implementation schedules for each Snowball Site shall be mutually agreed by the parties.

          (b)  Right of First Offer/Refusal.
               ----------------------------

               (1) Right of First Offer.  For the term of this Agreement, in the
                   --------------------
event Snowball develops and implements any additional hub site (each, an "Additional Site"), Snowball will send a notice (the "Initial Notice") to Riffage generally describing such Additional Site at least [**] days prior to its implementation. At such time, the parties will negotiate in good faith to include the Riffage Service on the Additional Site, on terms and conditions to be agreed to by the parties at that time. If the parties do not reach such an agreement within [**] days of the Initial Notice, Snowball will be free to negotiate with any other third party to provide a service similar to the Riffage Service, subject to the terms and conditions of this Section.

               (2) Right of First Refusal.  Snowball will send a notice ("Second
                   ----------------------
Notice") to Riffage at least [**] business [**] days prior to entering into any agreement with a third party to provide a service similar to the Riffage Service on any Additional Site, including a summary of the material terms and conditions of such agreement (although not including the name of the third party or the relevant service). Upon written notice to Snowball, which must be given within the [**] business day period commencing with Riffage's receipt of the Second Notice, Riffage will be entitled to elect to provide the Riffage Service on such Additional Site on the same terms and conditions as those set forth in the Second Notice. If Riffage does not exercise its rights under this subsection with respect to any Second Notice within the [**] business day period described above, Snowball will be free to complete the transaction described in the Second Notice.

               (c) Development of Log-In Page.  Snowball will develop, host and
                   --------------------------
maintain a co-branded page on each of the Snowball Sites through which Snowball Users will be able to register with the Snowball Network ("Log-In Page"). Snowball will develop the content provided on the Log-In Page, with Riffage's reasonable assistance and approval. The Log-In Page will link to the Jump Page described in subsection (c) below.

               (d) Development of Jump Page.  Snowball will develop, host and
                   ------------------------
maintain a co-branded page on each of the Snowball Sites through which Snowball Users will be able to activate and access their respective Service Accounts ("Jump Page"). Snowball will develop the content provided on the Jump Page, with Riffage's reasonable assistance and approval. The Jump Page will link to the Riffage Service Pages described in subsection (d) below.

               (e) Development of Riffage Service Pages.  Riffage will develop,
                   ------------------------------------
host and maintain co-branded pages through which the Riffage Service will be provided (the "Riffage Service Pages"). Riffage will develop the content provided on the Service Pages, based on the existing pages of the Riffage Site. Riffage will implement and maintain links from the Riffage Service Pages


                                       **Confidential treatment has been
                                       requested with respect to the information
                                       contained within the "[**]" markings.
                                       Such marked portions have been omitted
                                       from this filing and have been filed
                                       separately with the Securities and
                                       Exchange Commission
to the Snowball Site from which the applicable Snowball User has linked. Each link to the Snowball Site will be indicated by, and in the form of, one of the logos or other trademarks attached hereto as Exhibit C (the "Snowball Marks").
                                             ---------
In the event Snowball reasonably objects to the content contained in any of the Riffage Service Pages, Snowball will send a notice to Riffage containing a detailed description of the offending content. Within a week period, Riffage will replace the offending content or work with Snowball to modify the content to address Snowball's concerns.

          (f) Content and Mock-ups.  Any content provided to Riffage by Snowball
              --------------------
under this Agreement is hereinafter referred to as "Snowball Content." Any content provided by Riffage under this Agreement is hereinafter referred to as the "Riffage Content." By [**], the parties will have developed and mutually approved mock-ups of the Log-In Page, the Jump Page and the Riffage Service Pages. Such mock-ups will be attached to this Agreement as Exhibit B1-
                                                                    ----------
B3.  The parties agree to implement the Log-In Page, the Jump Page and the
--
Riffage Service Pages in substantially the same form shown in the mock-ups.
Each party agrees to notify the other if it intends to make any significant changes to the look and feel of any of the Log-In Page, Jump Page or Riffage Service Pages and to provide a new mock-up of such modified pages for the other party's reasonable prior approval.

          (g) Sales.  Snowball shall be entitled to sell advertising or other
              -----
promotions appearing on the Log-In Page and the Snowball Sites. Riffage will be entitled to sell advertising and other promotions appearing on the Riffage Service Pages. Neither party will have any obligation under this Agreement to share any revenues derived from such sales.

      2.  Promotion.  Subject to the terms and conditions of this Agreement,
          ---------

          (a) Links and Copy.  Snowball will develop, implement and maintain
              --------------
links to the Log-In Page and Jump Page (collectively, the "Links") that will appear in conjunction with text and graphics that promote the Riffage Service. The Links will appear on the "My Page" pages on each Snowball Site (the "My Pages"). Snowball acknowledges that the third party links placed on the My Pages are generally placed by Snowball in chronological order, unless otherwise agreed by Snowball. The Links will also appear on the pages that feature MP3 music listings on each of the Snowball Sites (the "Music Listing Pages"). A mock-up of the Links and their appearance on the My Pages and the Music Listing Pages will be mutually agreed to by the parties and attached to this Agreement as Exhibit B-4 along with the other mock-ups described in Section 1(f).
   -----------
Snowball will be entitled to change the content and look and feel of the My Pages and the Music Listing Pages and the placement of the Links in its discretion, provided that, any such changes do not disproportionately materially adversely affect Riffage as compared to any other sponsor on those pages. Snowball will use commercially reasonable efforts to notify Riffage of any such changes prior to the implementation thereof.

          (b) Navigational Links.  Snowball will develop, implement and maintain
              ------------------
navigational links ("Navigation Links") to the My Pages and the Music Listing Pages. A mock-up of the Links and their appearance on the My Pages and the Music Listing Pages is attached hereto as Exhibit B-4.
                                          -----------

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

          (c) Banner Advertisements.  Snowball will implement and serve co-
              ---------------------
branded banner advertisements promoting the Riffage Service as provided through the Snowball Network that will appear on a rotating basis on the Snowball Sites and Affiliate Sites.

          (d) Newsletters.  Snowball will, on a rotating basis, include a link
              -----------
to My Pages and text promoting the Riffage Service in the newsletter Snowball currently sends to its Snowball Users. In addition, Snowball will, on a rotating basis, include a link to My Pages and text describing the Riffage Service in the newsletters sent to subscribers through Microsoft's Hotmail service, subject to the terms and conditions of Snowball's related agreement with Microsoft. Snowball will provide any descriptions of the Riffage Service that it intends to include in the newsletters described in this Section to Riffage for Riffage's reasonable prior approval. Riffage will review such descriptions and provide its approval or any reasonably requested changes with five (5) days of its receipt of the descriptions from Snowball. If Riffage does not respond to the descriptions within the five (5) day period, the descriptions will be deemed approved by Riffage.

          (e) Press Releases.  The parties will jointly issue a mutually
              --------------
approved press release describing the relationship established under this Agreement within thirty days of the Effective Date. Either party may issue other press releases describing the relationship established under this Agreement, subject to the other party's reasonable approval.

      3.  Other Obligations.
          -----------------

          (a) Exclusivity.  Within three days of the Effective Date, Riffage
              -----------
will provide Snowball with a list of companies (each, a [**]). Subject to the terms and conditions of this Agreement, Snowball will not, during the term of this Agreement, enter into any agreement with respect to any [**] to provide a service similar to the Riffage Service on the Snowball Sites. The list of [**] may be augmented during the term of this Agreement by mutual agreement of the parties. Notwithstanding the foregoing, except as provided in subsection 3(b), Snowball will be free to display advertisements (including links) on the Snowball Network that promote other companies that provide services similar to the Riffage Service and to include such advertisements in emails or newsletters distributed by Snowball.

          (b) Right of First Refusal.  Within three days of the Effective Date,
              ----------------------
Riffage will provide snowball with a list of companies [each, a "[**]"). For the term of this Agreement, in the event any [**] wishes to purchase advertising inventory on the Snowball Sites, Snowball will notify Riffage of any prospective sale of advertising inventory to a [**] including the amount of inventory proposed to be sold, the price and any other relevant terms and conditions ("Sale Notice"). Upon written notice to Snowball, Riffage will be entitled to purchase such inventory at the lesser of the price offered to such [**] or $[**]/CPM and on other the terms and conditions contained in the Sale Notice, provided that Riffage's notice is received by Snowball within three (3) business days of the date of the Sale Notice. If Riffage exercises its rights to purchase under this subsection, Snowball will not sell the inventory identified in the Sale Notice to the applicable [**]. If Riffage does not exercise its rights under this subsection with respect to a particular Sale Notice within the time frames described herein, Snowball will be free to complete the transaction described in that Sale Notice.

                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

          (c) Account Managers.  Each party will appoint a dedicated account
              ----------------
manager to act as primary contact between the parties and to facilitate any requests for information or assistance made by a party hereunder. Each party will notify the other of the dedicated account manager's name and contact information on or before the Effective Date.

          (d) Reasonable Assistance.  Each party will provide the other with any
              ---------------------
information or assistance reasonably required to implement the Riffage Service as contemplated by this Agreement. Each party will give the other party reasonable advance notice in the event it changes any relevant universal record locators (URLs).

      4.  Impressions.  Snowball will, through the promotions and other
          -----------
obligations described in this Agreement, provide to Riffage the minimum number of Impressions on the applicable Snowball Network, as further described in

Exhibit E.  Snowball will provide Riffage with monthly, detailed reports
---------
describing the Impressions delivered during such month. Upon reasonable notice to Snowball, during the term of this Agreement and for two years thereafter Riffage will be entitled to review Snowball's records concerning the calculation of the number of Impressions delivered hereunder. Any information disclosed to Riffage during any such audit will be deemed Snowball's Confidential Information, as further described in Section 7. IN THE EVENT SNOWBALL FAILS TO DELIVER THE MINIMUM NUMBER OF IMPRESSIONS DESCRIBED IN THIS SECTION, AS RIFFAGE'S SOLE AND EXCLUSIVE REMEDY AND SNOWBALL'S SOLE AND EXCLUSIVE OBLIGATION, SNOWBALL WILL CONTINUE TO DELIVER IMPRESSIONS IN THE FORMS DESCRIBED IN EXHIBIT E, UNTIL THE MINIMUM NUMBER OF IMPRESSIONS PROMISED HEREUNDER IS
   ---------
DELIVERED.

      5.  Payment.
          -------

          (a) Definitions.  Achieving "Implementation" with respect to any of
              -----------
the Snowball Sites means either: (a) Snowball has actually provided access to the Riffage Service on the applicable Snowball Site or (b) Snowball would have been able to provide access to the Riffage Service on the applicable Snowball Site were it not for Riffage's failure to deliver any technical information, content or other materials within the time periods reasonably requested by Snowball or to otherwise perform its obligations under this Agreement. "Implementation Date" means the date of Implementation on the applicable Snowball Site. Snowball will notify Riffage of the actual date that constitutes the Implementation Date for each Snowball Site at least fourteen (14) days prior to such date. "Initial Implementation Date" means the first Implementation Date to occur among the Snowball Sites.

          (b) Flat Fee.  Riffage will pay Snowball [**] payable as [**] as
              --------
provided in this Section. The first payment shall be due in advance of Implementation and must be paid by Riffage within ten (10) days of the Effective Date. The remaining payments will be due each monthly anniversary of the Initial Implementation Date (e.g. if the Initial Implementation Date is January 10/th/, 2000, Riffage will pay Snowball


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

[**] on February 10/th/ and each subsequent payment will be due on the 10/th/ day of the applicable calendar month).

          (c) Registered Users.  In addition to the flat fee described above,
              ----------------
Riffage will pay Snowball, on a quarterly basis, the amounts described in

Exhibit F.  Riffage will make all payments to Snowball due under this Section
---------
within thirty (30) days of the end of the applicable calendar quarter.

          (d) Other Payment Terms.  Each payment will include a report setting
              -------------------
forth all of the information needed to calculate the fees payable for that period. Payments made under this Agreement after the applicable due date will incur interest at a rate equal to [**] per month or the highest rate permitted by applicable law, whichever is lower; provided that, such interest will not begin to accrue until Snowball notifies Riffage that it has not received the applicable overdue payment.

          (e) Taxes.  All amounts payable under this Agreement are exclusive of
              -----
all sales, use, value-added, withholding, and other taxes and duties, all of which shall be Snowball's obligation.

      6.  Licenses and Other.
          ------------------

          (a) Riffage Trademark License.  Subject to the terms and conditions of
              -------------------------
this Agreement, Riffage hereby grants Snowball a non-exclusive, revocable, worldwide license to use the Riffage logos and trademarks (collectively, the "Riffage Marks") solely in conjunction with the co-branding and promotional activities described in this Agreement. Any use of the Riffage Marks must comply with Riffage's trademark guidelines and will inure to Riffage's benefit. Nothing contained in this Agreement gives Snowball.com any right, title or interest in the Riffage Marks, except the license expressly provided in this Section and Snowball shall not take any action inconsistent with the Riffage's ownership rights. Snowball will cease all use and display of the Riffage Marks upon termination of this Agreement.

          (b) Snowball Trademark License.  Subject to the terms and conditions
              --------------------------
of this Agreement, Snowball hereby grants Riffage a non-exclusive, revocable, worldwide license to use the Snowball Marks solely in conjunction with the co-branding and promotional activities described in this Agreement. Any use of the Snowball Marks must comply with Snowball's trademark guidelines and will inure to Snowball's benefit. Nothing contained in this Agreement gives Riffage any right, title or interest in the Snowball Marks, except the license expressly provided in this Section and Riffage shall not take any action inconsistent with the Snowball's ownership rights. Riffage will cease all use and display of the Snowball Marks upon termination of this Agreement.

          (c) Ownership.  Subject to the rights expressly granted in this
              ---------
Agreement, as between the parties, Snowball will retain all right, title and interest in and to the Snowball Network, the Snowball Content and the Snowball Marks and Riffage will retain all right title and interest in and to the Riffage Site, the Riffage Service, the Riffage Marks and the Riffage Content.


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

          (d) Snowball Discretion.  Unless expressly provided in this Agreement,
              -------------------
the form, format and position of any link or advertisement on the Snowball Network as described in this Agreement, and date of placement, will be determined by Snowball in its discretion. Snowball may, upon written notice to Riffage, reject any content provided by Riffage under this Agreement if it fails to comply with Snowball's reasonable requirements or is otherwise inappropriate for the users of the Snowball Sites, in Snowball's good faith business judgment. Nothing in this Agreement will be construed to limit Snowball's right to modify any of the content or any aspect of structure of the Snowball Sites, or to rename or reposition the Snowball Sites, in its discretion; provided that, in the event any such change affects Snowball's ability to perform any obligation described in this Agreement, Snowball will use its best efforts to provide reasonable alternative performance. Nothing in this Agreement or otherwise grants to Snowball the right to edit, modify or otherwise change any of the Riffage Content.

     7.     Confidential Information.
            ------------------------

          (a) Obligations.  Each party ("Receiving Party") agrees to treat as
              -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") that is labeled as "confidential" or "proprietary," including marketing information, customer data, and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential information and of their obligation to keep same confidential and not to use it other than as permitted hereunder. The Receiving Party may disclose the terms and conditions of this Agreement for due diligence purposes as reasonably required by any financing or potential acquisition. For purposes of this Agreement, the Registration Data shall be deemed the Confidential Information of Snowball and Riffage. All of the information contained in Exhibit D shall be
                                                           ---------
deemed the Confidential Information of Riffage. Throughout the term of this Agreement, each party shall use the same level of care to protect the confidentiality of the Registration Data that such party uses to protect the data of its other users, which in no event will be less than reasonable care. Each party acknowledges that the Non-Disclosure Agreement executed by the parties as of November 23, 1999 shall remain in full force and effect, notwithstanding the provisions of this Section.

          (b) Exceptions.  Neither party will have any obligation with respect
              ----------
to any Confidential Information which: (1) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party;
(2) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (3) is or becomes generally known or available without any act or failure to act by Receiving Party; (4) is developed independently by Receiving Party. Either party may disclose the Confidential Information of the Disclosing Party if required by court order or legal requirement and the party subject to the order has given the other party a reasonable opportunity (and has cooperated fully) to contest or limit the scope of such required disclosure (including application for a protective order). Each party agrees to request confidential treatment of the material terms of this Agreement in any government filings it is required or elects to make.

     8.   User Data.
          ---------

          (a) Treatment of Individually Identifiable User Data.  Neither party
              ------------------------------------------------
shall sell, disclose, transfer, or rent any user data obtained by it from the other party which data identifies, or can be used to identify, a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable user specifically approving such use. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable user, each party shall use all reasonable efforts to implement an "opt out" feature on its own behalf, and an include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data. Riffage will not send any email or other correspondence to any Registered User that has not opted-in to receive information from Riffage.

          (b) Aggregate Data.  Except as restricted by the obligations set forth
              --------------
in Section 7, notwithstanding the restrictions above, the parties retain the right to use, disclose or transfer any user data as long as such user data is in an aggregate form that does not include any Individually Identifiable User Data; provided that, neither party will identify the other party as the source of such aggregate data.

     9.   Term and Termination.
          --------------------

          (a) Term.  This Agreement will commence on the Effective Date and
              ----
will, with respect to each Snowball Site, remain in effect until [**] for such Snowball Site, unless extended or terminated under this Section 9.

          (b) Target.  Except as provided in this Section, in the event the
              ------
number of Registered Users delivered to Riffage during the initial term of this Agreement does not exceed [**] (the "Target"), then the term of this Agreement with respect to each Snowball Site will extend until the earlier to occur of the following events: (a) the date that Snowball reaches the Target or (b) [**] for the applicable Snowball Site. Riffage will not be entitled to any extension of the initial term as described in this subsection (b) if Riffage is not technically or administratively prepared to provide the Riffage Service to Snowball Users within time periods described in Section 1(a).

          (c) Renewal of Term.  If so requested by either party by written
              ---------------
notice to the other party within sixty (60) days of the end of the term, the parties will negotiate in good faith to renew the term of this Agreement, subject to any changes to the terms and conditions of this Agreement agreed to by the parties.


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

          (d) Termination for Breach or Insolvency.  Either party may terminate
              ------------------------------------
this Agreement at any time prior to the expiration of its stated term in the event that: the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days of written notice; or either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

          (e) Effect of Termination.  The following Sections will survive any
              ---------------------
termination of this Agreement: Section 4 (Impressions), Section 6(c) (Ownership), Section 7 (Confidential Information), Section 8 (User Data),
Section 10 (Limitation of Liability), Section 11 (Indemnification) and Section 12 (General). Any proper termination of this Agreement by Snowball under
Section 9(d) will not limit the accrual of damages under Section 5 (Payment) hereof; provided, however, that, nothing herein shall be deemed to limit or waive Riffage's rights of counterclaim regarding the satisfactory of provision of services by Snowball as described in this Agreement.

     10.  Limitation of Liability.  EXCEPT WITH RESPECT TO ITS OBLIGATIONS UNDER
          -----------------------
SECTION 7, SECTION 8 AND SECTION 11: (A) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OR REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; (B) RIFFAGE'S AGGREGATE LIABILTY UNDER THIS AGREEMENT WILL NOT EXCEED [**] BY RIFFAGE HEREUNDER AND (C) SNOWBALL'S AGGREGATE LIABILITY
WILL NOT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY SNOWBALL HEREUNDER.

     11.  Indemnification.
          ---------------

          (a) Snowball Obligations.  Snowball hereby agrees to defend, indemnify
              --------------------
and hold harmless Riffage, and its directors, officers and employees against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees, "Losses") arising out of or based on any claim related to the Snowball Sites other than those claims described in Section 11(b) below. Snowball's obligations under this Section are hereby expressly conditioned on the following: (1) Riffage provides Snowball with prompt notice of any such claim; (2) Riffage permits Snowball to assume and control the defense of such action, with counsel chosen by Snowball (who will be reasonably acceptable to Riffage); and (3) Riffage provides Snowball with any information or assistance requested by Snowball, at Snowball's expense.

          (b) Riffage's Obligations.  Riffage hereby agrees to defend, indemnify
              ---------------------
and hold harmless Snowball, and its directors, officers and employees against any and all Losses arising out of or based on any claim related to the Riffage Site or the Riffage Service or any content, information or other materials provided to Snowball under this Agreement. Riffage's obligations under this Section are hereby expressly conditioned on the following: (1) Snowball provides Riffage with prompt notice of


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission any such claim; (2) Snowball permits Riffage to assume and control the defense of such action, with counsel chosen by Riffage (who will be reasonably acceptable to Snowball); and (3) Snowball provides Riffage with any information or assistance requested by Riffage, at Riffage's expense.

     12.  General.
          -------

          (a) Waivers/Modifications.  Any waiver modification or amendment to
              ---------------------
any provision of this Agreement will be effective only if in writing and executed by both parties. The waiver by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

          (b) Notices.  All notices required to be given under this Agreement
              -------
will be deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

          (c) Severability.  If any provision of this Agreement is found illegal
              ------------
or unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

          (d) Governing Law.  This Agreement will be governed by and construed
              -------------
in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents.

          (e) No Partnership.  The relationship of the parties hereto is solely
              --------------
that of independent contractors, and not partners, joint venturers or agents. Neither party has any authority to bind the other in connection with this Agreement.

          (f) Entire Agreement.  This Agreement, including any exhibits attached
              ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter.

          (g) No Assignment.  Neither party may assign this Agreement without
              -------------
the other party's written consent except in the event of a Change of Control (as defined below). Any assignment in violation of this Section will be null and void. "Change of Control" means, with respect to a party: (A) the direct or indirect acquisition of either (i) the majority of voting stock of such party or
(ii) all or substantially all of the assets of such party, by another entity in a single transaction or a series of transactions; or (B) such party is merged with, or into, another entity.

     In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.



  RIFFAGE.COM, Inc.                     Snowball.com, Inc.

  By: /s/ Elizabeth S-Wilkerson         By: /s/ James R Tolonen
      -------------------------             -------------------

  Name:   Elizabeth S-Wilkerson         Name:   James R Tolonen
          ---------------------               ------------------

  Title: VP, Business Development       Title: COO/CFO
         ------------------------              -----------------

                                   EXHIBIT A

                               REGISTRATION DATA

Snowball User's legal name (first name and surname), zip code, user name, password (and reminder) and email address, gender, such Snowball User's favorite music genres (as indicated by the Snowball User) and any opt-in request to receive Riffage correspondence (as indicated by the Snowball User).

                                   EXHIBIT B

                                   MOCK-UPS


Please see attached

                                   EXHIBIT C

                       RIFFAGE MARKS AND SNOWBALL MARKS

                                   EXHIBIT D

                           INTENTIONALLY LEFT BLANK

                                   EXHIBIT E

                                  IMPRESSIONS

     Snowball will provide the Impressions described below on an average monthly basis, during the term of this Agreement. For purposes of this Agreement, the term "Impression"* means a view of any of the promotional links described in this Agreement, Riffage Marks or other promotion of Riffage or the Riffage Service.

     1.  Log-In Page:                 [**] Impressions
     2.  Navigation Links and Links:  [**] Impressions
     3.  Banner Ads**:                [**] Impressions
     4.  Buttons***:                  [**] Impressions
     5.  Newsletters:                 [**] Impressions

     * Riffage acknowledges that Snowball is not currently able to track the precise number of Impressions derived from the delivery of newsletters to users; Snowball will use reasonable estimates to measure the number of email Impressions obtained for purposes of this Agreement.

     **  no smaller than 468x60 pixels

     *** no smaller than 120x90 pixels


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

                                   EXHIBIT F

                                   PAYMENTS

     For each Registered User, Riffage will make the following payments:

---------------------------------------------------------------------
Number                              Fee Per User
---------------------------------------------------------------------
[**]                                [**]
---------------------------------------------------------------------
[**]                                [**]
---------------------------------------------------------------------
[**]                                [**]
---------------------------------------------------------------------
[**]                                [**]
---------------------------------------------------------------------
[**]                                [**]
---------------------------------------------------------------------
[**]                                [**]
---------------------------------------------------------------------


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission

12/22/99

Dear Sir/Madam:

Reference is made to the Services and Promotion Agreement entered into between Snowball.com Inc. and Riffage.com, Inc. on December 22, 1999 (the "Agreement"). To follow are the entities Riffage is designating as its [**] and [**] as more fully described in the Agreement:

For purposes of Subsection 3(a), the following companies and their subsidiaries, affiliates and successors, are [**]:

          [**]

For purposes of Subsection 3(b), the following companies and their subsidiaries, affiliates and successors, are [**]:

          [**]

Best regards,

/s/ Elizabeth S-Wilkerson
    Elizabeth S-Wilkerson
    Vice President, Business Development


                                       **Confidential treatment has been
                                       requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission